Exhibit 99.1

BD Announces Early Tender Results
FRANKLIN LAKES, NJ, June 3, 2019 – Becton, Dickinson and Company (NYSE: BDX) (the “Company” or “BD”) today announced the early tender results for its previously announced tender offers to purchase for cash, in the order of priority set forth in the table below, up to the applicable Tender SubCap, if any, of each of the Company’s 5.000% Notes due 2040, 4.875% Notes due 2044, 4.685% Notes due 2044, 3.700% Notes due 2027, 3.734% Notes due 2024, 4.669% Notes due 2047 and 2.894% Notes due 2022 (collectively, the “Securities” and each, a “series”), subject to an initial aggregate tender cap of $1,100,000,000 for all tendered series of Securities (the “Aggregate Tender Cap”).

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on June 3, 2019 (the “Early Tender Date”), according to information provided by Global Bondholder Services Corporation, the tender and information agent for the tender offers, the aggregate principal amount of each series of Securities set forth in the tables below under “Principal Amount Tendered at Early Tender Date” has been validly tendered and not validly withdrawn in the tender offers. Withdrawal rights for the Securities expired at 5:00 p.m., New York City time, on June 3, 2019.

Tender Offer Notes of Becton, Dickinson and Company
Title of Security	CUSIP No. / ISIN No.	Principal Amount Outstanding	Tender SubCap	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (1)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Outstanding
5.000% Notes due 2040	075887 AX7; US075887AX76	$300,000,000	$75,000,000	1	3.000% UST due 2/15/49	FIT1	+170 bps	$30	$175,016,000	58.34%
4.875% Notes due 2044	075887 BM0 US075887BM03	$299,877,000	$75,000,000	2	3.000% UST due 2/15/49	FIT1	+175 bps	$30	$150,373,000	50.14%
4.685% Notes due 2044	075887 BG3; US075887BG35	$1,200,000,000	$175,000,000	3	3.000% UST due 2/15/49	FIT1	+145 bps	$30	$802,754,000	66.90%
3.700% Notes due 2027	075887 BW8; US075887BW84	$2,400,000,000	$600,000,000	4	2.375% UST due 5/15/29	FIT1	+105 bps	$30	$1,941,877,000	80.91%
3.734% Notes due 2024	075887 BF5; US075887BF51	$1,375,000,000	—	5	2.250% UST due 4/30/24	FIT1	+90 bps	$30	$869,242,000	63.22%
4.669% Notes due 2047	075887 BX6; US075887BX67	$1,500,000,000	$100,000,000	6	3.000% UST due 2/15/49	FIT1	+145 bps	$30	$977,019,000	65.13%
2.894% Notes due 2022	075887 BT5; US075887BT55	$1,800,000,000	—	7	2.125% UST due 5/15/22	FIT1	+60 bps	$30	$1,525,173,000	84.73%
(1)	Per $1,000 principal amount.

The Company expects to announce the pricing of the tender offers, the amount of each series of Securities accepted for purchase, if any, and the proration rates for the applicable series of Securities on June 4, 2019.  In addition, the Company may announce an increase of any of the Tender SubCaps and/or the Aggregate Tender Cap at such time.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable tender offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Securities specified in the tables above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the tables above at 9:00 a.m., New York City time, on June 4, 2019. The “Late Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment specified in the tables above.

Only holders of Securities who validly tendered and did not validly withdraw their Securities at or prior to the Early Tender Date are eligible to receive the Total Consideration for Securities accepted for purchase. Holders of Securities who validly tender their Securities after the Early Tender Date but prior to or at the expiration date will be eligible to receive the Late Tender Offer Consideration.  Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Company makes payment for such Securities.

The Company has satisfied the financing condition to the tender offers and expects to make payment for the Securities that were validly tendered prior to or at the Early Tender Date and that are accepted for purchase on June 5, 2019.

Since the tender offers for the Securities are fully subscribed as of the Early Tender Date, unless the Company increases one or more Tender SubCaps and/or the Aggregate Tender Cap prior to the expiration date, no Securities tendered after the Early Tender Date will be accepted pursuant to the tender offers.  The Company may increase any of the Tender SubCaps or the Aggregate Tender Cap at any time, subject to applicable law and currently expects that any such increase will be announced after pricing of the tender offers.

Information Relating to the Tender Offers

Barclays Capital Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are the lead dealer managers for the tender offers. Investors with questions regarding the tender offers may contact Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 357-0215 (collect) and J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-8553 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 794-2200 (toll-free) or (212) 430-3774 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute an offer to buy or the solicitation of an offer to sell Securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful.

The full details of the tender offers are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/BectonDickinson or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 794-2200 (bankers and brokers can call collect at (212) 430-3774).

About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care.

Contact:

Kristen Cardillo, Communications – (201) 847-5657

Monique N. Dolecki, Investor Relations – (201) 847-5378

Forward-Looking Statements

This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including in relation to the consummation of the tender offers. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

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